Exhibit 4.1

THIS WARRANT, AND THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL (WHICH MAY BE COMPANY COUNSEL) REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT, OR ANY APPLICABLE STATE SECURITIES LAWS.
WARRANT AGREEMENT
To Purchase Shares of Common Stock of
Turtle Beach Corporation
Dated as of [ ] (the “Effective Date”)
WHEREAS, SG VTB Holdings, LLC, a Delaware limited liability company (the “Warrantholder”) is providing a loan of $2,000,000 (the “Loan”) to Turtle Beach Corporation, a Nevada corporation (the “Company”), pursuant to a Subordinated Promissory Note, dated as of [        ], 2016 (the “Note”);
WHEREAS, the Company desires to grant to Warrantholder, in consideration for, among other things, the Warrantholder’s providing the Loan, the right to purchase shares of Common Stock (as defined below) pursuant to this Warrant Agreement (the “Agreement”);
NOW, THEREFORE, in consideration of the Warrantholder providing the Loan, and in consideration of the mutual covenants and agreements contained herein, the Company and Warrantholder agree as follows:
SECTION 1.GRANT OF THE RIGHT TO PURCHASE COMMON STOCK.
For value received, the Company hereby grants to the Warrantholder, and the Warrantholder is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase, from the Company, an aggregate number of fully paid and non-assessable shares of the Common Stock equal to [ ]1. The Exercise Price (as defined below) of such shares is subject to adjustment as provided in Section 8. As used herein, the following terms shall have the following meanings:
“Act” means the Securities Act of 1933, as amended.
“Charter” means the Company’s Articles of Incorporation, Certificate of Incorporation or other constitutional document, as may be amended from time to time.
“Common Stock” means the Company’s common stock, $0.001 par value per share;
“Exercise Price” means $[ ]2 per share of Common Stock;
“Liquid Sale” means the closing of a Merger Event in which the consideration received by the Company and/or its stockholders, as applicable, consists solely of cash and/or readily marketable securities.
“Merger Event” means any sale, lease or other transfer of all or substantially all assets of the Company or any reorganization, recapitalization, consolidation or merger (or similar transaction or series of related transactions) of the Company or any Subsidiary, sale or exchange of outstanding shares (or similar transaction or series of related transactions) of the Company or any Subsidiary in which the holders of the Company or Subsidiary’s outstanding shares immediately before consummation of such transaction or series of related transactions do not, immediately after consummation of such transaction or series of related transactions, retain shares representing more than fifty percent (50%) of the voting powers of the surviving entity of such transaction or series of related transactions (or the parent of such surviving entity if such surviving entity is wholly owned by such parent), in each case without regard to whether the Company or Subsidiary is the

1 2.4% of the fully diluted shares of the company.
2 To be the stock price as of the time the Warrant is issued.

surviving entity, provided that none of the following shall constitute a Merger Event: (i) any consolidation or merger effected exclusively to change the domicile of the Company or (ii) the sale and issuance by the Company of its equity securities to investors in a bona fide equity financing;
“Purchase Price” means, with respect to any exercise of this Agreement, an amount equal to the Exercise Price as of the relevant time multiplied by the number of shares of Common Stock requested to be exercised under this Agreement pursuant to such exercise.
“SEC” means the U.S. Securities and Exchange Commission.
SECTION 2.    TERM OF THE AGREEMENT.
Except as otherwise provided for herein, the term of this Agreement and the right to purchase Common Stock as granted herein (the “Warrant”) shall commence on the Effective Date and shall be exercisable for a continuous period expiring on the tenth anniversary of the Effective Date.
SECTION 3.    EXERCISE OF THE PURCHASE RIGHTS.
(a)    Exercise. The purchase rights set forth in this Agreement are exercisable by the Warrantholder, in whole or in part, at any time, or from time to time, prior to the expiration of the term set forth in Section 2, by tendering to the Company at its principal office a notice of exercise in the form attached hereto as Exhibit I (the “Notice of Exercise”), duly completed and executed. Promptly upon receipt of the Notice of Exercise and the payment of the Purchase Price in accordance with the terms set forth below, and in no event later than three (3) days thereafter, the Company shall issue to the Warrantholder a certificate for the number of shares of Common Stock purchased and shall execute the acknowledgment of exercise in the form attached hereto as Exhibit II (the “Acknowledgment of Exercise”) indicating the number of shares which remain subject to future purchases, if any.
The Purchase Price may be paid at the Warrantholder’s election either (i) by cash or check, or (ii) by surrender of all or a portion of the Warrant for shares of Common Stock to be exercised under this Agreement and, if applicable, an amended Agreement representing the remaining number of shares purchasable hereunder, as determined below (“Net Issuance”). If the Warrantholder elects the Net Issuance method, the Company will issue Common Stock in accordance with the following formula:
X = Y(A-B)
A

Where:	X = the number of shares of Common Stock to be issued to the Warrantholder.

Y =	the number of shares of Common Stock requested to be exercised under this Agreement.

A =	the fair market value of one (1) share of Common Stock at the time of issuance of such shares of Common Stock.

B =	the Exercise Price.
For purposes of the above calculation, current fair market value of Common Stock shall mean with respect to each share of Common Stock:
(i)
(A)    if the Common Stock is traded on a securities exchange, the fair market value shall be deemed to be the prior day closing price before the day the current fair market value of the securities is being determined; or
(B)    if the Common Stock is traded over-the-counter, the fair market value shall be deemed to be the prior day closing price quoted on the

NASDAQ system (or similar system) before the day the current fair market value of the securities is being determined;
(ii)    if at any time the Common Stock is not listed on any securities exchange or quoted in the NASDAQ National Market or the over-the-counter market, the current fair market value of Common Stock shall be determined in good faith by its Board of Directors, unless the Company shall become subject to a Merger Event, in which case the fair market value of Common Stock shall be deemed to be the per share value received by the holders of the Company’s Common Stock on a common equivalent basis pursuant to such Merger Event.
Upon partial exercise by either cash or Net Issuance, the Company shall promptly issue an amended Agreement representing the remaining number of shares purchasable hereunder. All other terms and conditions of such amended Agreement shall be identical to those contained herein, including, but not limited to the Effective Date hereof.
(b)    Exercise Prior to Expiration. To the extent this Agreement is not previously exercised as to all Common Stock subject hereto, and if the fair market value of one share of the Common Stock is greater than the Exercise Price then in effect, this Agreement shall be deemed automatically exercised pursuant to Section 3(a) (even if not surrendered) immediately before its expiration. For purposes of such automatic exercise, the fair market value of one share of the Common Stock upon such expiration shall be determined pursuant to Section 3(a). To the extent this Agreement or any portion thereof is deemed automatically exercised pursuant to this Section 3(b), the Company agrees to promptly notify the Warrantholder of the number of shares of Common Stock, if any, the Warrantholder is to receive by reason of such automatic exercise.
SECTION 4.    RESERVATION OF SHARES.
During the term of this Agreement, the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock to provide for the exercise of the rights to purchase Common Stock as provided for herein, and shall have authorized and reserved a sufficient number of shares of its Common Stock to provide for the conversion of the shares of Common Stock issuable hereunder.
SECTION 5.    NO FRACTIONAL SHARES OR SCRIP.
No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Agreement, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the then fair market value of one share of Common Stock.
SECTION 6.    NO RIGHTS AS STOCKHOLDER.
This Agreement does not entitle the Warrantholder to any voting rights or other rights as a stockholder of the Company prior to the exercise of this Agreement.
SECTION 7.    WARRANTHOLDER REGISTRY.
The Company shall maintain a registry showing the name and address of the registered holder of this Agreement. Warrantholder’s initial address, for purposes of such registry, is set forth below Warrantholder’s signature on this Agreement. Warrantholder may change such address by giving written notice of such changed address to the Company.
SECTION 8.    ADJUSTMENT RIGHTS.
The Exercise Price and the number of shares of Common Stock purchasable hereunder are subject to adjustment, as follows:

(a)    Merger Event. In connection with a Merger Event that is a Liquid Sale, this Agreement shall, on and after the closing thereof, automatically and without further action on the part of any party or other person, represent the right to receive, in lieu of the shares of Common Stock that are issuable hereunder as of immediately prior to the closing of such Merger Event, the consideration payable on or in respect of such shares of Common Stock less the Purchase Price for all such shares of Common Stock (such consideration to include both the consideration payable at the closing of such Merger Event and all deferred consideration payable thereafter, if any, including, but not limited to, payments of amounts deposited at such closing into escrow and payments in the nature of earn-outs, milestone payments or other performance-based payments), and such Merger Event consideration shall be paid to the Warrantholder as and when it is paid to the holders of the outstanding shares of Common Stock. In connection with a Merger Event that is not a Liquid Sale, the Company shall cause the successor or surviving entity to assume this Agreement and the obligations of the Company hereunder on the closing thereof, and thereafter this Agreement shall be exercisable for the same number and type of securities or other property as the Warrantholder would have received in consideration for the shares of Common Stock issuable hereunder had it exercised this Agreement in full as of immediately prior to such closing, at an aggregate Exercise Price no greater than the aggregate Exercise Price in effect as of immediately prior to such closing, and subject to further adjustment from time to time in accordance with the provisions of this Agreement. The provisions of this Section 8(a) shall similarly apply to successive Merger Events.
(b)    Reclassification of Shares. Except for a Merger Event subject to Section 8(a), and subject to Section 8(e), if the Company at any time shall, by combination, reclassification, exchange or subdivision of securities or otherwise, change any of the securities as to which purchase rights under this Agreement exist into the same or a different number of securities of any other class or classes, this Agreement shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Agreement immediately prior to such combination, reclassification, exchange, subdivision or other change. The provisions of this Section 8(b) shall similarly apply to successive combination, reclassification, exchange, subdivision or other change.
(c)    Subdivision or Combination of Shares. If the Company at any time shall combine or subdivide its Common Stock, (i) in the case of a subdivision, the Exercise Price shall be proportionately decreased and the number of shares of Common Stock issuable hereunder shall be proportionately increased, or (ii) in the case of a combination, the Exercise Price shall be proportionately increased and the number of shares of Common Stock issuable hereunder shall be proportionately decreased.
(d)    Stock Dividends. If the Company at any time while this Agreement is outstanding and unexpired shall:
(i)    pay a dividend with respect to the Common Stock payable in Common Stock, then the Exercise Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution; or
(ii)    make any other distribution with respect to Common Stock (or stock into which the Common Stock is convertible), except any distribution specifically provided for in any other clause of this Section 8, then, in each such case, provision shall be made by the Company such that the Warrantholder shall receive upon exercise or conversion of this Warrant a proportionate share of any such distribution as though it were the holder of the Common Stock (or other stock for which the Common Stock is convertible) as of the record date fixed for the determination of the stockholders of the Company entitled to receive such distribution.
(e)    Notice of Adjustments. If: (i) the Company shall declare any dividend or distribution upon its stock, whether in stock, cash, property or other securities; (ii) there shall be any Merger Event; (iii) the Company shall sell, lease, license or otherwise transfer all or substantially all of its assets; or (iv) there shall be any voluntary dissolution, liquidation or winding up of the Company; then, in connection with each such event, the Company shall send to the Warrantholder: (A) at least ten (10) days’ prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution, subscription rights (specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of such Merger Event, dissolution, liquidation or winding up; and (B) in the case of any such Merger Event, sale, lease, license or other transfer of all or substantially all assets, dissolution, liquidation or winding up, at least thirty (30) days’ prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding up).
Each such written notice shall set forth, in reasonable detail, (i) the event requiring the notice, and (ii) if any adjustment is required to be made, (A) the amount of such adjustment, (B) the method by which such adjustment was calculated, (C) the adjusted Exercise Price (if the Exercise Price has been adjusted), and (D) the number of shares subject to purchase hereunder after giving effect to such adjustment, and shall be given in accordance with Section 12(f) below.
SECTION 9.    REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.
(a)    Reservation of Common Stock. The Common Stock issuable upon exercise of the Warrantholder’s rights has been duly and validly reserved and, when issued in accordance with the provisions of this Agreement, will be validly issued, fully paid and non-assessable, and will be free of any taxes, liens, charges or encumbrances of any nature whatsoever; provided, that the Common Stock issuable pursuant to this Agreement may be subject to restrictions on transfer under state and/or federal securities laws. The Company has made available to the Warrantholder true, correct and complete copies of its Charter and current bylaws. The issuance of certificates for shares of Common Stock upon exercise of this Agreement shall be made without charge to the Warrantholder for any issuance tax in respect thereof (other than income taxes of the Warrantholder), or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Common Stock; provided, that the Company shall not be required to pay any tax which may be payable in respect of any transfer and the issuance and delivery of any certificate in a name other than that of the Warrantholder.
(b)    Due Authority. The execution and delivery by the Company of this Agreement and the performance of all obligations of the Company hereunder, including the issuance to Warrantholder of the right to acquire the shares of Common Stock and the Common Stock into which it may be converted, have been duly authorized by all necessary corporate action on the part of the Company. This Agreement: (1) does not violate the Company’s Charter or current bylaws; (2) does not contravene any law or governmental rule, regulation or order applicable to it; and (3) does not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which it is a party or by which it is bound. This Agreement constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms.
(c)    Consents and Approvals. No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any state, federal or other governmental authority or agency is required with respect to the execution, delivery and performance by the Company of its obligations under this Agreement, except for the filing of notices pursuant to Regulation D under the Act and any filing required by applicable state securities law, which filings will be effective by the time required thereby.
(d)    Issued Securities. All issued and outstanding shares of Common Stock, Common Stock or any other securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. All outstanding shares of Common Stock, Common Stock and any other securities were issued in full compliance with all federal and state securities laws.
(e)    Registration Rights. The Company agrees and acknowledges that the shares of Common Stock issued and issuable upon conversion of the shares of Common Stock issued and issuable upon exercise of this Warrant, and, at all times, the shares of Common Stock issued and issuable upon exercise of this Warrant, shall have the registration rights applicable to shares of Common Stock held by “Stripes Stockholder” as set forth in that certain Stockholder Agreement, dated as of August 5, 2013, by and among the Company, the Warrantholder and the other parties thereto, as amended.
(f)    Exempt Transaction. Subject to the accuracy of the Warrantholder’s representations in Section 10, the issuance of the Common Stock upon exercise of this Agreement, and the issuance of the Common Stock upon conversion of the Common Stock, will each constitute a transaction exempt from (i) the registration requirements of Section 5 of the Act, in reliance upon Section 4(2) thereof, and (ii) the qualification requirements of the applicable state securities laws.
(g)    Compliance with Rule 144. If the Warrantholder proposes to sell Common Stock issuable upon the exercise of this Agreement, in compliance with Rule 144 promulgated by the SEC, then, upon Warrantholder’s written request to the Company, the Company shall furnish to the Warrantholder, within ten days after receipt of such request, a written statement confirming the Company’s compliance with the filing requirements of the SEC as set forth in such Rule, as such Rule may be amended from time to time.
SECTION 10.    REPRESENTATIONS AND COVENANTS OF THE WARRANTHOLDER.
This Agreement has been entered into by the Company in reliance upon the following representations and covenants of the Warrantholder:
(a)    Investment Purpose. The right to acquire Common Stock is being acquired for investment and not with a view to the sale or distribution of any part thereof, and the Warrantholder has no present intention of selling or engaging in any public distribution of such rights or the Common Stock except pursuant to an effective registration statement or an exemption from the registration requirements of the Act.
(b)    Private Issue. The Warrantholder understands (i) that the Common Stock issuable upon exercise of this Agreement is not registered under the Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Agreement will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company’s reliance on such exemption is predicated on the representations set forth in this Section 10.
(c)    Financial Risk. The Warrantholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.
(d)    Risk of No Registration. The Warrantholder understands that if the Company does not register with the SEC pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), or file reports pursuant to Section 15(d) of the 1934 Act, or if a registration statement covering the securities under the Act is not in effect when it desires to sell (i) the rights to purchase Common

Stock pursuant to this Agreement or (ii) the Common Stock issuable upon exercise of the right to purchase, it may be required to hold such securities for an indefinite period. The Warrantholder also understands that any sale of (A) its rights hereunder to purchase Common Stock or (B) Common Stock issued or issuable hereunder which might be made by it in reliance upon Rule 144 under the Act may be made only in accordance with the terms and conditions of that Rule.
(e)    Accredited Investor. Warrantholder is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D, as presently in effect.
SECTION 11.    TRANSFERS.
Subject to compliance with applicable federal and state securities laws, this Agreement and all rights hereunder are transferable, in whole or in part, without charge to the holder hereof (except for transfer taxes) upon surrender of this Agreement properly endorsed, provided, however, that any successor transferee makes the representations and covenants set forth in Section 10 and agrees in writing to be bound by the covenants, terms and conditions of this Warrant. Each taker and holder of this Agreement, by taking or holding the same, consents and agrees that this Agreement, when endorsed in blank, shall be deemed negotiable, and that the holder hereof, when this Agreement shall have been so endorsed and its transfer recorded on the Company’s books, shall be treated by the Company and all other persons dealing with this Agreement as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Agreement. The transfer of this Agreement shall be recorded on the books of the Company upon receipt by the Company of a notice of transfer in the form attached hereto as Exhibit III (the “Transfer Notice”), at its principal offices and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. Until the Company receives such Transfer Notice, the Company may treat the registered owner hereof as the owner for all purposes.
SECTION 12.    MISCELLANEOUS.
(a)    Effective Date. The provisions of this Agreement shall be construed and shall be given effect in all respects as if it had been executed and delivered by the Company on the date hereof. This Agreement shall be binding upon any successors or assigns of the Company.
(b)    Remedies. In the event of any default hereunder, the non-defaulting party may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including but not limited to an action for damages as a result of any such default, and/or an action for specific performance for any default where Warrantholder will not have an adequate remedy at law and where damages will not be readily ascertainable.
(c)    No Impairment of Rights. The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Warrantholder against impairment. The foregoing notwithstanding, the Company shall not have been deemed to have impaired the Warrantholder’s rights hereunder if the Company, through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, affects Warrantholder’s rights hereunder in a manner that does not affect the Common Stock differently from the effect that such transactions have generally on the rights, preferences, privileges or restrictions of the other shares of the same class of stock.
(d)    Additional Documents. The Company, upon execution of this Agreement, shall provide the Warrantholder with certified resolutions evidencing the due authorization, execution, delivery and performance of this Warrant. The Company shall also supply documentation reasonably necessary to evaluate whether to exercise (in cash or a net issuance basis) this Warrant and such other documents as the Warrantholder may from time to time reasonably request.

(e)    Severability. In the event any one or more of the provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.
(f)    Notices. Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication that is required, contemplated, or permitted under this Agreement or with respect to the subject matter hereof shall be in writing, which shall include email communication, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (i) the day of transmission by facsimile, email communication or hand delivery if transmission or delivery occurs on a business day at or before 5:00 pm in the time zone of the recipient, or, if transmission or delivery occurs on a non-business day or after such time, the first business day thereafter, or the first business day after deposit with an overnight express service or overnight mail delivery service; or (ii) the third calendar day after deposit in the United States mails, with proper first class postage prepaid, and shall be addressed to the party to be notified as follows:
If to Warrantholder:
SG VTB HOLDINGS, LLC.
c/o Stripes Group, LLC
Attention: Kenneth Fox
402 West 13th Street
New York, NY 10014

If to the Company:
TURTLE BEACH CORPORATION
Attention: John Hanson
12220 Scripps Summit Drive, Suite 100
San Diego, CA 92131

or to such other address as each party may designate for itself by like notice.
(g)    Entire Agreement; Amendments. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof, and supersedes and replaces in its entirety any prior proposals, term sheets, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof. None of the terms of this Agreement may be amended except by an instrument executed by each of the parties hereto.
(h)    Headings. The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.
(i)    No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.
(j)    No Waiver. No omission or delay by Warrantholder at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by the Company at any time designated, shall be a waiver of any such right or remedy to which Warrantholder is entitled, nor shall it in any way affect the right of Warrantholder to enforce such provisions thereafter.

(k)    Survival. All agreements, representations and warranties contained in this Agreement or in any document delivered pursuant hereto shall be for the benefit of Warrantholder and shall survive the execution and delivery of this Agreement and the expiration or other termination of this Agreement.
(l)    Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.
(m)    Consent to Jurisdiction and Venue. All judicial proceedings arising in or under or related to this Agreement may be brought in any state or federal court of competent jurisdiction located in the State of New York. By execution and delivery of this Agreement, each party hereto generally and unconditionally: (a) consents to personal jurisdiction in the State of New York; (b) waives any objection as to jurisdiction or venue the State of New York; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if given in accordance with the requirements for notice set forth in Section 12(f), and shall be deemed effective and received as set forth in Section 12(f). Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.
(n)    Mutual Waiver of Jury Trial. Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF THE COMPANY AND WARRANTHOLDER SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY THE COMPANY AGAINST WARRANTHOLDER OR ITS ASSIGNEE OR BY WARRANTHOLDER OR ITS ASSIGNEE AGAINST THE COMPANY. This waiver extends to all such Claims, including Claims that involve Persons other than Company and Warrantholder; Claims that arise out of or are in any way connected to the relationship between the Company and Warrantholder; and any Claims for damages, breach of contract, specific performance, or any equitable or legal relief of any kind, arising out of this Agreement.
(o)    Prejudgment Relief. In the event Claims are to be resolved by arbitration, either party may seek from a court of competent jurisdiction identified in Section 12(m), any prejudgment order, writ or other relief and have such prejudgment order, writ or other relief enforced to the fullest extent permitted by law notwithstanding that all Claims are otherwise subject to resolution by judicial reference.
(p)    Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by its officers thereunto duly authorized as of the Effective Date.

COMPANY:    TURTLE BEACH CORPORATION

By:
Name:
Title:

WARRANTHOLDER:	SG VTB HOLDINGS, LLC

By:
Name:
Title:

EXHIBIT I
NOTICE OF EXERCISE
To:    Turtle Beach Corporation

(1)
The undersigned Warrantholder hereby elects to purchase [_______] shares of Common Stock of Turtle Beach Corporation, pursuant to the terms of the Warrant Agreement dated the [ ] day of [ ], 2016 (the “Agreement”) between Turtle Beach Corporation and the Warrantholder, and [CASH PAYMENT: tenders herewith payment of the Purchase Price in full, together with all applicable transfer taxes, if any.] [NET ISSUANCE: elects pursuant to Section 3(a) of the Agreement to effect a Net Issuance.]

(2)	Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below.

The representations and warranties set forth in Section 10 of the Agreement are true and correct in all material respects as of the date of this Notice of Exercise, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

(Name)

(Address)

WARRANTHOLDER:	SG VTB HOLDINGS, LLC

By:
Name:
Title:
Date:

EXHIBIT II
ACKNOWLEDGMENT OF EXERCISE

The undersigned Turtle Beach Corporation, hereby acknowledge receipt of the “Notice of Exercise” from SG VTB Holdings, LLC, to purchase [____] shares of Common Stock of Turtle Beach Corporation pursuant to the terms of the Agreement, and further acknowledges that [______] shares remain subject to purchase under the terms of the Agreement.

COMPANY:	Turtle Beach Corporation

By:
Name:
Title:
Date:

EXHIBIT III
TRANSFER NOTICE
(To transfer or assign the foregoing Agreement, execute this form and supply required information. Do not use this form to purchase shares.)
FOR VALUE RECEIVED, the foregoing Agreement and all rights evidenced thereby are hereby transferred and assigned to

(Please Print)
whose address is

Dated:
Holder’s Signature:
Holder’s Address:

Signature Guaranteed:
NOTE:  The signature to this Transfer Notice must correspond with the name as it appears on the face of the Agreement, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Agreement.